BY-LAWS

of

SPECTRUMDNA, INC.

ARTICLE I - OFFICES

The office of the Corporation shall be located in the City and State designated in the Certificate of Incorporation, or at such other places within or without the United States as the Board of Directors may, from time to time, determine.

ARTICLE II - SHAREHOLDERS

Section 1 - Annual Meetings:

The annual meetings of the shareholders of the Corporation shall be held on such date and at such time as shall be designated from time to time by the Board of Directors, for the purpose of electing directors, and transacting such other business as may properly come before the meetings.

Section 2 - Special Meetings:

Special meetings of the shareholders may be called at any time by the Chairman, the President or the Board of Directors and shall be called by the Chairman, the President or the Board of Directors at the written request of the holders of not less than a majority of the voting power of any class of the Corporation’s stock entitled to vote, or as otherwise required under the General Corporation Law of the State of Delaware, or any successor thereto (the “Statute”).

Section 3 - Place of Meetings:

All meetings of shareholders shall be held at the principal office of the Corporation, or at such other places as shall be designated in the notices or waivers of notice of such meetings.

Section 4 - Notice of Meetings:

(a) Except as otherwise provided by Statute, written notice of each meeting of shareholders, whether annual or special, stating the time when and place where it is to be held, shall be served either personally or by mail, not less than ten (10) or more than sixty (60) days before the meeting, upon each shareholder of record entitled to vote at such meeting, and to any other shareholder to whom the giving of notice may be required by law. Notice of a special meeting shall also state the purpose or purposes for which the meeting is called, and shall indicate that it is being issued by, or at the direction of, the person or persons calling the meeting. If, at any meeting, action is proposed to be taken that would, if taken, entitle shareholders to receive payment for their shares pursuant to Statute, the notice of such meeting shall include a statement of that purpose and to that effect. If mailed, such notice shall be directed to each such shareholder at his address, as it appears on the records of the shareholders of the Corporation, unless he shall have previously filed with the Secretary of the Corporation a written request that notice intended for him be mailed to some other address, in which case, it shall be mailed to the address designated in such request.

(b) Notice of any meeting need not be given to any person who may become a shareholder of record after the mailing of such notice and prior to the meeting, or to any shareholder who attends such meeting, in person or by proxy, or to any shareholder who, in person or by proxy, submits a signed waiver of notice either before or after such meeting. Notice of any adjourned meeting of shareholders need not be given, unless otherwise required by Statute.

Section 5 - Chairman:

At all meetings of the shareholders, the Chairman of the Board, if any and if present, shall preside. If there shall be no Chairman, or he shall be absent or he elects not to preside, then the President shall preside, and in his absence, a Chairman as may be designated by the Board of Directors shall preside or, in the absence of such person or if there shall be no such designation, a Chairman chosen at the meeting shall preside.

Section 6 - Quorum:

(a) Except as otherwise provided herein, or by Statute, or in the Certificate of Incorporation (such Certificate and any amendments thereof being collectively referred to herein as the “Certificate of Incorporation”), at all meetings of shareholders of the Corporation, the presence at the commencement of such meetings in person or by proxy of shareholders holding of record thirty-three and one-third (33-1/3%) percent of the total number of shares of the Corporation then issued and outstanding and entitled to vote, shall be necessary and sufficient to constitute a quorum for the transaction of any business. The withdrawal of any shareholder after the commencement of a meeting shall have no effect on the existence of a quorum, after a quorum has been established at such meeting.

(b) Despite the absence of a quorum at any annual or special meeting of shareholders, the shareholders, by a majority of the voting power so represented at the meeting may adjourn the meeting until holders of the voting power required to constitute a quorum shall be represented. At any such adjourned meeting at which a quorum shall be represented, any business may be transacted which might have been transacted as originally called. When a shareholders’ meeting is adjourned to another time or place hereunder, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At any such adjourned meeting at which a quorum is present, any business may be transacted at the meeting as originally called if a quorum had been present.

Section 7 - Voting:

(a) Except as otherwise provided by Statute or by the Certificate of Incorporation, any corporate action, other than the election of directors, to be taken by vote of the shareholders, shall be approved by the affirmative vote of holders of at least a majority of the voting power represented at the meeting and entitled to vote on any matter.

(b) At each meeting of shareholders, each holder of record of stock of the Corporation entitled to vote thereat, shall be entitled to one vote for each share of stock registered in his name on the books of the Corporation.

(c) Each shareholder entitled to vote or to express consent or dissent without a meeting, may do so by proxy; provided, however, that the instrument authorizing such proxy to act shall have been executed in writing by the shareholder himself, or by his attorney-in-fact thereunto duly authorized in writing. Such instrument shall be exhibited to the Secretary at the meeting and shall be filed with the records of the Corporation.

Section 8 - Written Consent in Lieu of Meeting:

Any action required or permitted to be taken at any meeting of shareholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the shareholders holding at least a majority of the voting power, except that if a different proportion of voting power is required for such action at a meeting, then that proportion of written consents is required.

Section 9 - Record Date:

(a) For the purpose of determining the shareholders entitled to notice of and to vote at any meeting of shareholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any distribution or the allotment of any rights, or entitled to exercise any rights in respect of any change, conversion, or exchange of stock or for the purpose of any other lawful action, the directors may fix, in advance, a record date, which shall not be more than sixty (60) days nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action.

(b)  If no record date is fixed, the record date for determining shareholders (i) entitled to notice of and to vote at a meeting of shareholders shall be at the close of business on the day next preceding the day on which notice is given, or if notice is waived, at the closing of business on the date next preceding the day on which the meeting is held; (ii) entitled to express consent to corporate action in writing without a meeting shall be the day on which the first written consent is expressed; and (iii) for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of shareholders of record entitled to notice of or to vote at any meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

ARTICLE III - BOARD OF DIRECTORS

Section 1 - Number, Election and Term of Office:

(a) The Board of Directors shall consist of not less than one (1) nor more than twelve (12) member(s), as determined from time to time by resolution of the Board of Directors, provided, however, that the minimum and maximum number of directors may be changed from time to time by amendment to the By-Laws, but no decrease shall have the effect of shortening the term of any incumbent director.

(b) Except as may otherwise be provided herein or in the Certificate of Incorporation, the members of the Board of Directors of the Corporation, who need not be shareholders, shall be elected by a plurality of the votes cast at a meeting of shareholders.

(c) Each director shall hold office until the annual meeting of the shareholders next succeeding his election, and until his successor is elected and qualified, or until his prior death, resignation or removal.

Section 2 - Duties and Powers:

The Board of Directors shall be responsible for the control and management of the affairs, property and interests of the Corporation, and may exercise all powers of the Corporation, except as are in the Certificate of Incorporation or by Statute expressly conferred upon or reserved to the shareholders.

Section 3 - Annual and Regular Meetings; Notice:

(a) Regular meetings of the Board of Directors may be held at such time and place as shall from time to time be determined by resolution of the Board of Directors.

(b) Notice of any regular meeting of the Board of Directors shall not be required to be given and, if given, need not specify the purpose of the meeting; provided, however, that in case the Board of Directors shall fix or change the time or place of any regular meeting, notice of such action shall be given to each director who shall not have been present at the meeting at which such action was taken within the time limited, and in the manner set forth in paragraph (b) Section 4 of this Article III, with respect to special meetings, unless such notice shall be waived in the manner set forth in paragraph (c) of such Section 4.

Section 4 - Special Meetings; Notice:

(a) Special meetings of the Board of Directors shall be held whenever called by the Chairman of the Board, or if there be no Chairman, by the President or Secretary and shall be called by the Chairman, the President or the Secretary upon the request of a majority of the directors, at such time and place as may be specified in the respective notices or waivers of notice thereof. If the Chairman, or if there be no Chairman, both the President and Secretary, refuses or neglects to call such special meeting, a special meeting may be called by notice signed by a majority of the directors.

(b) Notice of each special meeting of the Board of Directors shall be given at least two (2) days before the meeting if given by overnight delivery to each director, addressed to such director at such director’s residence or usual place of business, at least two (2) days before the meeting if sent to such director at such place by telecopy or by electronic transmission or given to such director personally or by telephone, and at least five (5) days before the meeting if notice is given by first class mail (postage prepaid), addressed to such director at such place. Unless otherwise required by these By-Laws, every such notice shall state the time and place but need not state the purpose of the meeting.

(c) Notice of any special meeting shall not be required to be given to any director who shall attend such meeting without protesting prior thereto or at its commencement, the lack of notice to him, or who submits a signed waiver of notice, whether before or after the meeting. Notice of any adjourned meeting shall not be required to be given.

Section 5 - Chairman:

At all meetings of the Board of Directors, the Chairman of the Board, if any and if present, shall preside. If there shall be no Chairman, or he shall be absent, then the President shall preside, and in his absence, a Chairman chosen by the directors shall preside.

Section 6 - Quorum and Adjournments:

(a) At all meetings of the Board of Directors, the presence of a majority of the entire Board shall be necessary and sufficient to constitute a quorum for the transaction of business, except as otherwise provided by law, by the Certificate of Incorporation, or by these By-Laws.

(b)  A majority of the directors present at the time and place of any regular or special meeting, although less than a quorum, may adjourn the same from time to time without notice, until a quorum shall be present.

Section 7 - Manner of Acting:

(a)  At all meetings of the Board of Directors, each director present shall have one vote, irrespective of the number of shares of stock, if any, which he may hold.

(b)  Except as otherwise provided by Statute, by the Certificate of Incorporation, or by these By-Laws, the action of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors.

Section 8 - Meetings by Means of Conference Telephone:

Members of the Board of Directors of the Corporation, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 8 shall constitute presence in person at such meeting.

Section 9 - Written Consent in Lieu of Meeting:

Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all the members of the Board of Directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee.

Section 10 - Vacancies:

Any vacancy in the Board of Directors occurring by reason of an increase in the number of directors, or by reason of the death, resignation, disqualification, removal (unless a vacancy created by the removal of a director by the shareholders shall be filled by the shareholders at the meeting at which the removal was effected) or inability to act of any director, or otherwise, shall be filled for the unexpired portion of the term by a majority vote of the remaining directors, though less than a quorum, at any regular meeting or special meeting of the Board of Directors called for that purpose.

Section 11 - Resignation:

Any director may resign at any time by giving written notice to the Board of Directors, the President or the Secretary of the Corporation. Unless otherwise specified in such written notice, such resignation shall take effect upon receipt thereof by the Board of Directors or such officer, and the acceptance of such resignation shall not be necessary to make it effective.

Section 12 - Removal:

Any director may be removed from office with or without cause by the vote or written consent of the shareholders representing not less than a majority of the voting power of the issued and outstanding stock entitled to vote. The Board of Directors of the Corporation, by majority vote, may declare vacant the office of a director who has been declared incompetent by an order of a court of competent jurisdiction or convicted of a felony.

Section 13 - Compensation:

Each director, in consideration of his service as such, shall be entitled to receive from the Corporation such reasonable compensation for his service on the Board or any committees thereof, whether in the form of salary or a fixed fee for attendance at meetings, or both, as the Board of Directors may from time to time determine, together with reimbursement for the reasonable expenses incurred by him in connection with the performance of his duties. Nothing contained in this section shall preclude any director from serving the Corporation in any other capacity and receiving proper compensation therefor.

Section 14 - Committees:

The Board of Directors, by resolution adopted by a majority of the entire Board, may from time to time designate from among its members an executive committee and such other committees, and alternate members thereof, as they may deem desirable, each consisting of one or more members, with such powers and authority (to the extent permitted by law) as may be provided in such resolution. Each such committee shall serve at the pleasure of the Board.

ARTICLE IV - OFFICERS

Section 1 - Officers:

The Board of Directors shall elect a President, a Secretary and a Treasurer, and may elect or appoint one or more Vice Presidents and such other officers as it may determine. In addition, the Board of Directors may elect a Chairman of the Board of Directors. The Board of Directors may designate one or more Vice Presidents as Executive Vice Presidents, and may use descriptive words or phrases to designate the standing, seniority or area of special competence of the Vice Presidents elected or appointed by it. Each officer shall hold his office until the annual meeting of the Board of Directors next succeeding his election, and until his successor shall have been elected and qualified or until his death, resignation or removal. Any two or more offices may be held by the same person. All officers as between themselves and the Corporation shall have such authority and perform such duties in the management of the Corporation as may be provided in the By-Laws or as the Board of Directors may from time to time determine.

Section 2 - Resignation:

Any officer may resign at any time by giving written notice of such resignation to the Board of Directors, or to the President or the Secretary of the Corporation. Unless otherwise specified in such written notice, such resignation shall take effect upon receipt thereof by the Board of Directors or by such officer, and the acceptance of such resignation shall not be necessary to make it effective.

Section 3 - Removal:

Any officer may be removed, either with or without cause, and a successor elected by a majority vote of the Board of Directors at any time.

Section 4 - Vacancies:

A vacancy in any office by reason of death, resignation, inability to act, disqualification, or any other cause, may at any time be filled for the unexpired portion of the term by a majority vote of the Board of Directors.

Section 5 - Compensation:

Salaries or other compensation of the officers may be fixed from time to time by the Board of Directors. No officer shall be prevented from receiving a salary or other compensation by reason of the fact that he is also a director.

Section 6 - Chairman:

The Chairman of the Board of Directors, if there shall be such an officer, shall be elected from among the directors and shall, if present, preside at all meetings of the Board of Directors and exercise and perform such other powers and duties as may be from time to time assigned to him by the Board of Directors or prescribed by the By-Laws.

Section 7 - President:

Subject to such supervisory powers, if any, as may be given by the Board of Directors to the Chairman of the Board, if there be such an officer, the President shall be the chief executive officer of the Corporation and shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business and officers of the Corporation. In the absence of a Chairman or the Chairman elects not to preside, the President shall preside at all meetings of the shareholders and, in the absence of the Chairman of the Board, or if there be none, at all meetings of the Board of Directors. He shall have the general powers and duties of management usually vested in the office of President of a Corporation, and shall have such other powers and duties as may be prescribed by the Board of Directors or the By-Laws.

Section 8 - Vice Presidents:

In the absence or disability of the President, the Vice Presidents in order of their rank as fixed by the Board of Directors or, if not ranked, the Vice President designated by the Board of Directors, shall perform all the duties of the President, and when so acting shall have all the powers of, and be subject to all the restrictions upon, the President. The Vice Presidents shall have such other powers and perform such other duties as are incident to the office of corporate Vice President and as from time to time may be prescribed for them respectively by the Board of Directors or the By-Laws.

Section 9 - Secretary:

The Secretary shall record or cause to be recorded, and shall keep or cause to be kept, at the principal executive office and such other place or places as the Board of Directors may order, a book of minutes of actions taken at all meetings of, and by all written consents of, directors and shareholders, together with, in the case of meetings, the time and place of holding, whether regular or special and, if special, how authorized, the notice thereof given, the names of those present at meetings of the Board of Directors, the number of shares present or represented at meetings of shareholders and the proceedings thereof. The Secretary shall keep, or cause to be kept, at the principal executive office or at the office of the Corporation’s transfer agent or registrar, a stock ledger, or a duplicate stock ledger, showing the names of the shareholders, alphabetically arranged, and their addresses, the number and classes of shares held by each, the number and date of certificates issued for such shares and the number and date of cancellation of every certificate surrendered for cancellation. If the stock ledger or duplicate stock ledger is kept at the office of the Corporation’s transfer agent or registrar, a statement containing the name and address of the custodian of the stock ledger or duplicate stock ledger shall be kept at the Corporation’s principal executive office. The Secretary shall give, or cause to be given, notice of all the meetings of the shareholders and of the Board of Directors required by the By-Laws or by law to be given, and shall keep the seal of the Corporation in safe custody, and shall have such other powers and perform such other duties as are incident to the office of corporate Secretary and as may be prescribed by the Board of Directors or the By-Laws.

Section 10 - Treasurer:

The Treasurer shall keep and maintain, or cause to be kept and maintained, adequate and correct accounts of the properties and business transactions of the Corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, surplus and shares. The books of account shall at all reasonable times be open to inspection by any director. The Treasurer shall deposit all moneys and other valuables in the name and to the credit of the Corporation with such depositories as may be designated by the Board of Directors. He shall disburse the funds of the Corporation as may be ordered by the Board of Directors, shall render to the President and the Board of Directors, whenever they request it, an account of all of his transactions as Treasurer and of the financial condition of the Corporation and shall have such other powers and perform such other duties as are incident to the office of corporate Treasurer and as may be prescribed by the Board of Directors or the By-Laws.

Section 11 - Assistant Secretaries and Assistant Treasurers:

Assistant Secretaries and Assistant Treasurers shall perform such duties as shall be assigned to them by the Secretary or by the Treasurer, respectively, or by the Board of Directors or by the President.

Section 12 - Sureties and Bonds:

In case of the Board of Directors shall so require, any officer, employee or agent of the Corporation shall execute to the Corporation a bond in such sum, and with such surety or sureties as the Board of Directors may direct, conditioned upon the faithful performance of his duties to the Corporation, including responsibility for negligence and for the accounting for all property, funds or securities of the Corporation which may come into his hands.

Section 13 - Shares of Other Corporations:

Whenever the Corporation is the holder of shares of any other corporation, any right or power of the Corporation as such shareholder (including the attendance, acting and voting at shareholders’ meetings and execution of waivers, consents, proxies or other instruments) may be exercised on behalf of the Corporation by the President, any Vice President, or such other person as the Board of Directors may authorize.

ARTICLE V - SHARES OF STOCK

Section 1 - Certificate of Stock:

(a) The certificates representing shares of the Corporation shall be in such form as shall be adopted by the Board of Directors, and shall be numbered and registered in the order issued. They shall bear the holder’s name and the number of shares, and shall be signed by (i) the Chairman of the Board or the President or a Vice President, and (ii) the Secretary or Treasurer, or any Assistant Secretary or Assistant Treasurer, and shall bear the corporate seal. The signatures of any of such officers and the seal of the Corporation upon such certificates may be in facsimile form.

(b) To the extent permitted by law, the Board of Directors may authorize the issuance of certificates for fractions of a share which shall entitle the holder to exercise voting rights, receive dividends and participate in liquidating distributions, in proportion to the fractional holdings; or it may authorize the payment in cash of the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined; or it may authorize the issuance, subject to such conditions as may be permitted by law, of scrip in registered or bearer form over the signature of an officer or agent of the Corporation, exchangeable as therein provided for full shares, but such scrip shall not entitle the holder to any rights of a shareholder, except as therein provided.

Section 2 - Lost or Destroyed Certificates:

The holder of any certificate representing shares of the Corporation shall immediately notify the Corporation of any loss or destruction of the certificate representing the same. The Corporation may issue a new certificate in the place of any certificate theretofore issued by it, alleged to have been lost or destroyed. On production of such evidence of loss or destruction as the Board of Directors in its discretion may require, the Board of Directors may, in its discretion, require the owner of the lost or destroyed certificate, or his legal representatives, to give the Corporation a bond in such sum as the Board may direct, and with such surety or sureties as may be satisfactory to Board, to indemnify the Corporation against any claims, loss, liability or damage it may suffer on account of the issuance of the new certificate. A new certificate may be issued without requiring any such evidence or bond when, in the judgment of the Board of Directors, it is proper so to do.

Section 3 - Transfers of Shares:

(a) Transfers of shares of the Corporation shall be made on the share records of the Corporation only by the holder of record thereof, in person or by his duly authorized attorney, upon surrender for cancellation of the certificate or certificates representing such shares, with an assignment or power of transfer endorsed thereon or delivered therewith, duly executed, with such proof of the authenticity of the signature and of authority to transfer and of payment of transfer taxes as the Corporation or its agents may require.

(b) The Corporation shall be entitled to treat the holder of record of any share or shares as the absolute owner thereof for all purposes and, accordingly, shall not be bound to recognize any legal, equitable or other claim to, or interest in, such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by law.

ARTICLE VI - CONTRACTS, LOANS, CHECKS AND DEPOSITS

Section 1 - Contracts:

The directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

Section 2 - Loans:

No loans shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the directors. Such authority may be general or confined to specific instances.

Section 3 - Checks, Drafts, etc.:

All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation, shall be signed by such officer or officers, agent or agents of the corporation and in such manner as shall from time to time be determined by resolution of the directors.

Section 4 - Deposits:

All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositaries as the directors may select.

ARTICLE VII - DIVIDENDS

Subject to applicable law, and except as may otherwise be provided in the Certificate of Incorporation, dividends may be declared and paid out of any funds available therefor, as often, in such amounts, and at such time or times as the Board of Directors may determine.

ARTICLE VIII - FISCAL YEAR

The fiscal year of the Corporation shall be fixed by the Board of Directors from time to time, subject to applicable law.

  ARTICLE IX - CORPORATE SEAL

The corporate seal shall be in such form as shall be approved from time to time by the Board of Directors.

ARTICLE X - BOOKS AND RECORDS

The Corporation shall maintain books and records of account and minutes of the meetings of its shareholders and directors, including meetings of committees of the Board of Directors. These documents shall be maintained at one or more locations within or outside the State of Delaware, the location or locations to be designated by the Board of Directors. Each of these documents shall be in written form or in any other form capable of being converted into written form within a reasonable time.

ARTICLE XI - AMENDMENTS

Section 1 - By Directors:

These By-Laws may be altered, amended or repealed or new By-Laws may be adopted by the affirmative vote of a majority of the Board of Directors.

Section 2 - By Shareholders:

These By-Laws may be altered, amended or repealed or new By-Laws may be adopted by the affirmative vote of a majority of the outstanding shares entitled to vote.

ARTICLE XII - INDEMNIFICATION

(a) The Corporation shall indemnify its directors, officers and employees to the full extent allowed by law, provided, however, that it shall be within the discretion of the Board of Directors whether to advance any funds in advance of disposition of any action, suit or proceeding, and provided further that nothing in this Article shall be deemed to obviate the necessity of the Board of Directors to make any determination that indemnification of any director, officer or employee is proper under the circumstances because he has met the applicable standard of conduct set forth by Statute. Such right of indemnification shall not be deemed exclusive of any other rights to which such director, officer or employee may be entitled apart from the foregoing provisions, and shall continue as to a person who has ceased to be a director, officer or employee and shall inure to the benefit of the heirs, executors and administrators of any such person.

(b) The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of any other corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article or under any other provision of law.